Exhibit 99.1

Towerstream Reports Fourth Quarter and Year End 2013 Results

MIDDLETOWN, R.I., March 17, 2014 – Towerstream Corporation (NASDAQ: TWER) (the “Company”), a leading 4G and Small Cell Rooftop Tower company, announced results for the fourth quarter and year ended December 31, 2013.

Fourth Quarter and Annual Operating Highlights

HetNets Tower Corporation Subsidiary

●	Revenues increased to $0.7 million in the fourth quarter 2013 compared to $0.5 million in the third quarter 2013.
●	Completed first full quarter of Wi-Fi lease agreement with major cable operator.

Towerstream Corporation

●

Average revenue per user (“ARPU”) of new customers (excluding acquisitions) increased to $752 during the fourth quarter 2013 compared to $648 for the third quarter 2013 and $542 for the fourth quarter 2012.

●	Total customer ARPU increased for the seventh consecutive quarter and totaled $761 at the end of 2013 as compared to $710 at the end of 2011.
●

Company remained in a strong financial position as cash balances totaled approximately $28 million at December 31, 2013 with cash used in the quarter ended December 31, 2013 of approximately $4.6 million.

●	Launched new 100 megabyte offering in select building locations in the fourth quarter.

Management Comments

"We are pleased to report that HetNets revenue grew 21% sequentially driven by our first full quarter of rent-based Wi-Fi revenue,” stated Jeffrey Thompson, President and Chief Executive Officer. “We expect HetNets Wi-Fi revenue to continue to grow at a double digit rate sequentially, while we position the company for carrier small cell deployments in the second half of the year.”

"Strong customer upgrade activity continued to drive growth in ARPU for our fixed wireless segment and our recently launched 100 Mbps offering is gaining traction among new customers" stated Joseph Hernon, Chief Executive Financial Officer. "We expect to grow our fixed wireless segment during 2014 and are beginning to see acquisition opportunities emerge which could potentially drive growth and be accretive."

Selected Financial Data and Key Operating Metrics

(All dollars are in thousands except ARPU)

	(Unaudited)
	Three months ended
	12/31/2013	9/30/2013	12/31/2012

Revenues	$8,521	$8,401	$8,229
Gross margin
Consolidated	23%	31%	38%
Fixed wireless	64%	66%	69%
Capital expenditures
Fixed wireless	$1,160	$1,243	$2,337
Shared wireless infrastructure	1,265	681	2,430
Corporate	909	200	126
Churn rate (1)	1.90%	1.81%	1.59%
ARPU (1)	$761	$747	$717
ARPU of new customers (1)	752	648	542
Cash and cash equivalents	28,182	32,794	15,152

	Years ended
	12/31/2013	12/31/2012
Selected Financial Data
Revenues	$33,433	$32,279
Gross margin
Consolidated	31%	49%
Fixed wireless	67%	70%
Capital expenditures
Fixed wireless	$4,519	$11,303
Shared wireless infrastructure	2,314	11,589
Corporate	1,259	1,921
Churn rate (1)	1.93%	1.59%
ARPU (1)	$761	$717
ARPU of new customers (1)	663	531
Cash and cash equivalents	28,182	15,152

(1)	See Non-GAAP Measures below for the definitions of Churn, ARPU and ARPU of new customers.

Consolidated Statement of Operations

(All dollars are in thousands except per share amounts)

	(Unaudited)		(Audited)
	Three months ended December 31,		Years ended December 31,
	2013	2012	2013	2012

Revenues	$8,521	$8,229	$33,433	$32,279

Operating Expenses
Cost of revenues	6,574	5,139	22,938	16,379
Depreciation and amortization	3,698	3,605	15,352	13,634
Customer support	772	1,136	3,799	4,709
Sales and marketing	1,446	1,536	5,779	6,134
General and administrative	2,659	3,095	11,033	12,169
Total Operating Expenses	15,149	14,511	58,901	53,025
Operating Loss	(6,628)	(6,282)	(25,468)	(20,746)
Other Income (Expense)
Gain (loss) on business acquisition	-	-	1,004	(40)
Interest income	2	1	3	42
Interest expense	(66)	(29)	(221)	(105)
Other income (expense), net	(4)	(6)	(15)	(14)
Total Other Income (Expense)	(68)	(34)	771	(117)
Loss before income taxes	(6,696)	(6,316)	(24,697)	(20,863)
Provision for income taxes	(78)	(126)	(78)	(126)
Net Loss	$(6,774)	$(6,442)	$(24,775)	$(20,989)

Net loss per common share – basic and diluted	$(0.10)	$(0.12)	$(0.38)	$(0.39)
Weighted average common shares outstanding – basic and diluted	66,419	54,648	65,181	54,434

Statement of Operations - Segment Basis

	Three months ended December 31, 2013 (Unaudited)
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$7,917	$650	$-	$(46)	$8,521

Operating Expenses
Cost of revenues	2,842	3,717	61	(46)	6,574
Depreciation and amortization	2,652	875	171	-	3,698
Customer support	205	56	511	-	772
Sales and marketing	1,302	63	81	-	1,446
General and administrative	148	182	2,329	-	2,659
Total Operating Expenses	7,149	4,893	3,153	(46)	15,149

Operating Income (Loss)	$768	$(4,243)	$(3,153)	$-	$(6,628)
Non-cash expenses (a)	2,988	1,308	399	-	4,695
Adjusted EBITDA (b)	3,756	(2,935)	(2,754)	-	(1,933)
Less: Capital expenditures	1,160	1,265	909	-	3,334
Net Cash Flow (b)	$2,596	$(4,200)	$(3,663)	$-	$(5,267)

Statement of Operations - Segment Basis

	Twelve months ended December 31, 2013
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$32,076	$1,540	$-	$(183)	$33,433

Operating Expenses
Cost of revenues	10,406	12,494	221	(183)	22,938
Depreciation and amortization	11,063	3,509	780	-	15,352
Customer support	771	270	2,758	-	3,799
Sales and marketing	5,128	301	350	-	5,779
General and administrative	592	669	9,772	-	11,033
Total Operating Expenses	27,960	17,243	13,881	(183)	58,901

Operating Income (Loss)	$4,116	$(15,703)	$(13,881)	$-	$(25,468)
Non-recurring expenses, primarily acquisition related	-	-	113	-	113
Non-cash expenses (a)	11,678	3,949	1,947	-	17,574
Adjusted EBITDA (b)	15,794	(11,754)	(11,821)	-	(7,781)
Less: Capital expenditures	4,519	2,314	1,259	-	8,092
Net Cash Flow (b)	$11,275	$(14,068)	$(13,080)	$-	$(15,873)

(a) Includes depreciation and amortization, stock-based compensation, deferred rent expense, loss on property and equipment, and loss on nonmonetary transactions.

(b) See Non-GAAP Measures below for a definition and reconciliation of (i) Adjusted EBITDA to Net Loss and (ii) Net Cash Flow to Net Cash Used in Operating Activities.

Effective January 1, 2013, the Company has two reportable segments. The Fixed Wireless segment provides fixed wireless broadband services to commercial customers and delivers access over a wireless network transmitting over both regulated and unregulated radio spectrum. The Shared Wireless Infrastructure segment offers a range of rental options on street level rooftops related to (i) the installation of customer owned Small Cells, (ii) the offloading of mobile data, and (iii) backhaul, power and other related telecommunications.

The Corporate group includes corporate overhead and centralized activities which support our overall operations. Corporate overhead includes administrative personnel, including executive management, and other support functions such as information technology and facilities. Centralized operations include network operations, customer care, and the management of network assets. Corporate costs are not allocated to the segments because such costs are managed on a centralized basis. Management also believes that not allocating these centralized costs provides a better reflection of the direct operating performance of each segment.

Summary Condensed Balance Sheet (Audited)

(All dollars are in thousands)

	December 31, 2013	December 31, 2012
Assets
Current Assets
Cash and cash equivalents	$28,182	$15,152
Other	1,537	1,553
Total Current Assets	29,719	16,705

Property and equipment, net	38,485	41,982

Other assets	6,713	8,423

Total Assets	74,917	67,110

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	3,774	4,149
Deferred revenues and other	2,247	2,468
Total Current Liabilities	6,021	6,617

Long-Term Liabilities	2,802	2,689
Total Liabilities	8,823	9,306

Stockholders’ Equity
Common stock	66	54
Additional paid-in-capital	154,172	121,118
Accumulated deficit	(88,144)	(63,368)
Total Stockholders’ Equity	66,094	57,804
Total Liabilities and Stockholders’ Equity	$74,917	$67,110

Summary Condensed Statement of Cash Flows (Audited)

	Years ended December 31,
	2013	2012
Cash Flows from Operating Activities
Net loss	$(24,775)	$(20,989)
Non-cash adjustments:
Depreciation & amortization	15,352	13,634
Stock-based compensation	1,254	1,658
Gain on business acquisition	(1,004)	40
Other	859	413
Changes in operating assets and liabilities	(1,170)	(2,835)
Net Cash Used in Operating Activities	(9,484)	(8,079)

Cash Flows From Investing Activities
Acquisitions of property and equipment	(7,143)	(20,723)
Acquisition of a business, net of cash acquired	(223)	-
Other	(196)	(620)
Net Cash Used in Investing Activities	(7,562)	(21,343)

Cash Flows From Financing Activities
Payments on capital leases	(784)	(492)
Proceeds from stock issuances	361	428
Net proceeds from sale of common stock	30,499	-
Other	-	(34)
Net Cash Provided by (Used in) Financing Activities	30,076	(98)

Net Increase (Decrease) In Cash and Cash Equivalents	13,030	(29,520)
Cash and cash equivalents – beginning	15,152	44,672
Cash and cash equivalents – ending	$28,182	$15,152

Fixed Wireless Segment Market data for the three months ended December 31, 2013

(All dollars are in thousands)

Market	Revenues	Cost of Revenues	Gross Margin		Operating Costs	Adjusted Market EBITDA
Los Angeles	$2,060	$613	$1,447	70%	$436	$1,011
New York	1,975	713	1,262	64%	323	939
Boston	1,578	441	1,137	72%	233	904
Chicago	761	321	440	58%	110	330
Miami	402	116	286	71%	109	177
San Francisco	314	163	151	48%	69	82
Las Vegas-Reno	235	151	84	36%	19	65
Houston	168	74	94	56%	32	62
Providence-Newport	85	53	32	38%	11	21
Dallas-Fort Worth	174	109	65	37%	51	14
Seattle	76	52	24	32%	11	13
Philadelphia	38	21	17	45%	19	(2)
Nashville	5	14	(9)	-%	3	(12)
Total	$7,871	$2,841	$5,030	64%	$1,426	$3,604

Fixed Wireless Segment Market data for the three months ended December 31, 2012

(All dollars are in thousands)

Market	Revenues	Cost of Revenues	Gross Margin		Operating Costs	Adjusted Market EBITDA
Los Angeles	$2,058	$538	$1,520	74%	$361	$1,159
Boston	1,688	376	1,312	78%	207	1,105
New York	1,938	655	1,283	66%	383	900
Chicago	961	339	622	65%	161	461
Miami	424	111	313	74%	80	233
San Francisco	382	118	264	69%	80	184
Las Vegas-Reno	347	150	197	57%	35	162
Providence-Newport	124	57	67	54%	23	44
Seattle	110	51	59	54%	23	36
Philadelphia	34	18	16	47%	28	(12)
Dallas-Fort Worth	155	88	67	43%	84	(17)
Nashville	8	16	(8)	-%	10	(18)
Total	$8,229	$2,517	$5,712	69%	$1,475	$4,237

Operating Outlook and Guidance

●	Revenues for the first quarter 2014 are expected to range between $7.8 million to $8.0 million for the Fixed Wireless segment.

●	Revenues for the first quarter 2014 are expected to range between $650,000 to $750,000 for the Shared Wireless Infrastructure segment.

●	Adjusted EBITDA, on a segment basis, is expected to range between profitability of $3.5 million to $3.7 million for the Fixed Wireless segment.

Non-GAAP Measures and Reconciliations to GAAP Measures

We use certain Non-GAAP measures to monitor the Company's business performance and that of our segments. These Non-GAAP measures are not recognized under generally accepted accounting principles ("GAAP"). Accordingly, investors are cautioned about using or relying on these measures as alternatives to recognized GAAP measures. Our methods of calculating these measures may not be comparable to similar measures presented by other companies.

A definition of the Non-GAAP measures that we employ, and how we use them to monitor business performance, are as follows:

“Adjusted EBITDA” represents net income (loss) before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, deferred rent expense, other non-operating income or expenses, as well as gain or loss on (i) disposal of property and equipment, (ii) nonmonetary transactions, and (iii) business acquisitions.

“Adjusted Market EBITDA” also excludes corporate overhead expenses and other centralized costs. We believe that Adjusted Market EBITDA trends are insightful indicators of our markets’ relative performance, and whether our markets are able to produce sufficient market cash flow to fund working capital and capital expenditure needs.

“ARPU” refers to the monthly average revenue per user, or customer, being generated from those customers under contract at the end of each indicated period. We calculate ARPU by dividing our monthly recurring revenue (“MRR”) at the end of a period by the number of customers generating that MRR.

“ARPU of new customers” is calculated in the same manner but only includes new customers who entered into contracts during the indicated period.

“Churn” and “Churn rate” refer to the percent of revenue lost on a monthly basis from customers disconnecting from our network or reducing the amount of their bandwidth.

“Corporate” includes corporate overhead and centralized activities which support our overall operations.

“EBITDA” represents net income (loss) before interest, income taxes, depreciation and amortization.

“Market Cash Flow” represents the amount of cash generated in a market after deducting a market’s direct operating expenses from that market’s revenues. Market Cash Flow does not include (i) centralized costs which support all markets collectively or (ii) any network related capital expenditures incurred in a market.

“Net Cash Flows” represents Adjusted EBITDA less capital expenditures.

“Non-Core Expenses” relate to our efforts in 2012 to develop other wireless technology solutions and services, and primarily consisted of rent payments for street level rooftops, costs associated with constructing an offload network and payroll costs for employees working on these projects.

"Shared Wireless Infrastructure, Net" represents the net operating results for that business segment.

A reconciliation of non-GAAP measures to GAAP financial measures is as follows (amounts in thousands):

I. Adjusted Market EBITDA to Net Loss, Fixed Wireless Segment

	For the three months ended	For the three months ended
	December 31, 2013	December 31, 2012
Adjusted Market EBITDA	$3,604	$4,237
Fixed wireless, non-market specific
Other expenses	(230)	(280)
Depreciation and amortization	(2,652)	(2,587)
Shared wireless infrastructure, net	(4,197)	-
Non-core expenses	-	(3,661)
Corporate	(3,153)	(3,991)
Other income (expense)	(68)	(34)
Provision for income taxes	(78)	(126)
Net loss	$(6,774)	$(6,442)

II. Adjusted EBITDA to Net Loss

	For the three months ended	For the twelve months ended
	December 31, 2013	December 31, 2013
Adjusted EBITDA	$(1,933)	$(7,781)
Depreciation and amortization	(3,698)	(15,352)
Non-recurring expenses	-	(113)
Stock-based compensation	(314)	(1,254)
Loss on property and equipment	(39)	(121)
Loss on non-monetary transactions	(68)	(272)
Deferred rent	(576)	(575)
Operating Income (Loss)	$(6,628)	$(25,468)
Interest income	2	3
Interest expense	(66)	(221)
Gain on business acquisition	-	1,004
Other income (expense), net	(4)	(15)
Provision for income taxes	(78)	(78)
Net loss	$(6,774)	$(24,775)

III. Net Cash Flow to Net Cash Used in Operating Activities

	For the three months ended	For the twelve months ended
	December 31, 2013	December 31, 2013
Net cash flow	$(5,267)	$(15,873)
Capital expenditures	3,334	8,092
Non-recurring expenses	-	(113)
Changes in operating assets and liabilities, net	849	(1,170)
Other, net	(34)	(420)
Net cash used in operating activities	$(1,118)	$(9,484)

Conference Call and Webcast

A conference call led by President and Chief Executive Officer, Jeff Thompson, and Chief Financial Officer, Joseph Hernon, will be held on March 17, 2014 at 5:00 p.m. ET to review our financial results and provide an update on current business developments. Interested parties may participate in the conference by dialing 877-755-7423 or 678-894-3069 (for international callers). A telephonic replay of the conference may be accessed approximately two hours after the call through March 24, 2014 at 11:59 p.m. ET by dialing 855-859-2056 or 404-537-3406 (for international callers) using pass code 50048570.

The call will also be webcast and can be accessed in a listen-only mode on the Company’s website at http://ir.towerstream.com/events.cfm.

About Towerstream Corporation

Towerstream (NASDAQ: TWER) is a leading 4G and Small Cell Rooftop Tower company. The company owns, operates, and leases Wi-Fi and Small Cell rooftop tower locations to cellular phone operators, tower, Internet and cable companies and hosts a variety of customers on its network. Towerstream was originally founded in 2000 to deliver fixed-wireless high-speed Internet access to businesses and to date offers broadband services in 13 urban markets including New York City, Boston, Los Angeles, Chicago, Philadelphia, the San Francisco Bay area, Miami, Seattle, Dallas-Fort Worth, Houston, Nashville, Las Vegas-Reno, and the greater Providence area. For more information on Towerstream services, please visit www.towerstream.com and/or follow us @Towerstream.

The Towerstream Corporation logo is available at: http://www.globenewswire.com/newsroom/prs/?pkgid=6570

About HetNets Tower Corporation

HetNets Tower Corporation (“HetNets”) was formed in January 2013 as a wholly owned subsidiary of Towerstream Corporation (NASDAQ:TWER), and offers a neutral host, shared wireless infrastructure solution, either independently or as a turnkey service.  Its wireless communications infrastructure is available to wireless carriers, cable and Internet companies in major urban markets where the explosion in mobile data is creating significant demand for additional capacity and coverage.  HetNets offers a carrier-class Wi-Fi network for Internet access and the offloading of mobile data.  Its street level rooftop locations are ideal for the installation of customer owned small cells including DAS, Metro and Pico cells. Other solutions provided by HetNets include backhaul, power, and related small cell requirements. More information is available at http://www.hetnets.com.

Safe Harbor

Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission, including, without limitation, risk related to our ability to deploy and expand small cell rooftop tower locations in the New York City and other key markets. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Monica Gould

The Blueshirt Group

212-871-3927

monica@blueshirtgroup.com

MEDIA CONTACT:

Todd Barrish

Indicate Media
917-861-0089

todd@indicatemedia.com